CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements File No. 333-03682, 333-07423 & 333-10539.


                                        /s/ LUND KOEHLER COX & COMPANY, PLLP

                                        LUND KOEHLER COX & COMPANY, PLLP

Minneapolis, Minnesota
March 28, 1997